UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

Inverted Paradigms Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-27131	88-0381258
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

1800 2nd Street East, Suite 735

Sarasota, Florida 34236

(941) 256-0436

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA

(Former name, former address and former fiscal year, if changed since last report)

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On August 7, 2006, we closed an agreement (the “Agreement”) with an individual for the purchase of 294,118 shares of our common stock for $25,000. The stock is considered restricted securities as defined by Rule 144 promulgated under the Securities Act of 1933, as amended.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Sales of Unregistered Securities

The information contained in Item 1.01 of this Current Report is incorporated by this reference into this Item 3.02. The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration provided by Section 4(2) promulgated under the Securities Act of 1933, as amended. The agreements executed in connection therewith contain representations and warrants to support the Company’s reasonable belief that the investors had access to information concerning the Company’s operations and financial conditions, the investors are acquiring the securities for their own account and not with a view to the distribution thereof. At the time of their issuance, the securities described in Item 1.01 above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Inverted Paradigms Corporation

Dated: August 11, 2006

	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer